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                                                                EXHIBIT 10.14(a)


                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into effective as of February 8, 1996 (the "Effective Date"), by and between Louis
J. Rampino (the "Executive") and Fremont General Corporation  (the "Company").

                                R E C I T A L S

         A. The Company and the Executive desire to enter into this Agreement in order to provide additional financial security and benefits to the Executive in recognition of past services and to encourage Executive to continue employment with the Company.

         B. To accomplish the foregoing objectives, the Board of Directors of the Company (the "Board") has directed the Company, upon execution of this Agreement by the Executive, to agree to the terms provided herein.

         C.      Certain capitalized terms used in the Agreement are defined in
Section 8 below.

         In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Executive by the Company, the parties agree as follows:

         1.      Duties and Scope of Employment.

                 (a) Position. The Company shall employ the Executive in the position of President and Chief Operating Officer, with such duties, responsibilities and compensation as in effect as of the Effective Date; provided, however, that the Board shall have the right to revise such responsibilities and compen sation from time to time as the Board may deem necessary or appropriate. If any such revision constitutes "Involuntary Termination" (as defined in Section 8(e)), the Executive shall be entitled to benefits upon such Involuntary Termination as provided under this Agreement.

                 (b) Obligations. The Executive shall devote his full business efforts and time to the Company and its subsidiaries. The foregoing, however, shall not preclude the Executive from engaging in such activities and services as do not interfere or conflict with his responsibilities to the Company.

         2. At-Will Employment. The Company and the Executive acknowledge that the Executive's employment is and shall continue to be at-will, as defined under applicable law. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and practices or other agreements with the Company at the time of termination.

         3. Term of Agreement. The terms of this Agreement shall terminate upon the earliest of (i) the date that all obligations of the parties hereunder have been satisfied, (ii) in the absence of a Company Event (as defined in Section 8(b)) prior to the sixth anniversary of the Effective Date, the sixth anniversary of the Effective Date, or (iii) in the event of a Company Event on or prior to the sixth anniversary of the Effective Date, the third anniversary of such Company Event. Notwithstanding the foregoing, this Agreement may





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be extended for an additional period or periods by mutual written agreement of the Company and the Executive. A termination of the terms of this Agreement pursuant to this Section 3 shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

         4.      Compensation and Benefits.

                 (a) Base Compensation. The Company shall pay the Executive as compensation for services a base salary at the annualized rate of $550,000. Such salary shall be reviewed at least annually and may be increased from time to time. Such salary may be decreased, subject to the provisions of subsection 8(e)(ii) of this Agreement. Such salary shall be paid periodically in accordance with normal Company payroll. The annual compensation specified in this Section 4(a), as adjusted from time to time, is referred to in this Agreement as "Base Compensation."

                 (b) Bonus. Beginning with the Company's current fiscal year and for each fiscal year thereafter during the term of this Agreement, the Executive shall be eligible to participate in any bonus plan or arrangement maintained by the Company of general applicability to other key executives of the Company.

                 (c) Executive Benefits. The Executive shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company of general applicability to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, restricted stock programs, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of the Board or any committee administering such plan or program.

         5. Benefits Upon a Company Event. In the event of a Company Event that occurs while the Executive is employed by the Company, the unvested portion of any stock option or restricted stock held by the Executive shall automatically be accelerated in full so as to become completely vested.

         6.      Severance Benefits.

                 (a) Severance Benefits. If the Executive's employment with the Company terminates, either (i) within the thirty-six (36) month period following a Company Event, or (ii) during the "Employment Term" (as defined in Section 8(d)) below, then the Executive shall be entitled to receive severance benefits as follows:

                          (i)     Involuntary Termination; Death; Disability.
If the Executive's employment terminates as a result of Involuntary Termination other than for Cause, or if the Executive's employment terminates as the result of the Executive's death or Disability, then the Company shall pay the Executive (or the Executive's beneficiary or representative, as applicable) within ten (10) business days after the Termination Date a lump sum amount equal to thirty-six (36) months Base Compensation of the Executive





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at the time of such termination (without giving effect to any reduction in Base
Compensation that resulted in such Involuntary Termination). In addition, the Executive shall be entitled to a payment of a pro-rata portion of the target bonus amount (as such term is defined and applied by the Company) for the then current bonus period(s) under any bonus plan maintained by the Company in which the Executive is participating on the Termination Date. The pro-rata portion of any such bonus opportunity shall be determined by multiplying the target bonus by a fraction, the numerator of which shall be the number of days in which the Executive was employed by the Company in the bonus period in which such termination occurs, and the denominator of which shall be the number of days in such bonus period. Such payment shall be paid in a lump sum within ten (10) business days after the Termination Date.

                          (ii)    Voluntary Resignation; Termination for Cause.
If the Executive's employment terminates by reason of the Executive's voluntary resignation (and is not an Involuntary Termination), or if the Executive is terminated for Cause, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established (and applicable) under the Company's then-existing severance and benefits plans and policies at the time of such termination.

                 (b) Benefits; Miscellaneous. In the event the Executive is entitled to severance benefits pursuant to subsection 6(a)(i) (other than as a result of the Executive's death), then in addition to such severance benefits, the Company shall continue to provide the Executive, for thirty-six
(36) months after the Termination Date, welfare benefits or such comparable alternative welfare benefits as the Company may, in its discretion, determine to be sufficient to satisfy its obligations to the Executive under this Agreement (including, without limitation, medical, prescription, dental, disability, individual life, group life, accidental death and travel accident plans and programs) which are at least as favorable as the most favorable plans of the Company applicable to other peer executives and their families as of the Termination Date. Notwithstanding the foregoing, if the Executive is covered under any medical, life, or disability insurance plan(s) provided by a subsequent employer, then the amount of coverage required to be provided by the Company hereunder shall be reduced by the amount of coverage provided by the subsequent employer's medical, life or disability insurance plan(s). The Executive's rights under this Section 6(b) shall be in addition to, and not in lieu of, any post-termination continuation coverage or conversion rights the Executive may have pursuant to applicable law, including without limitation, continuation coverage required by Section 4980B of the Internal Revenue Code.

         In addition, (i) the Company shall pay the Executive any unpaid base salary due for periods prior to the Termination Date; (ii) the Company shall pay the Executive all of the Executive's accrued and unused vacation through the Termination Date; and (iii) following submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company prior to termination. These payments shall be made promptly upon termination and within the period of time mandated by law.

                 (c) Option and Restricted Stock Accelerated Vesting. In the event the Executive is entitled to severance benefits pursuant to subsection 6(a)(i), the unvested portion of any stock option or restricted stock held by the Executive shall automatically be accelerated in full so as to become completely vested.





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                 (d)      Option Bonus.  In the event of a termination
described in subsection 6(a)(i) that occurs within the thirty-six (36) month period following a Company Event, then, in addition to the severance and other benefits provided above, the Company shall also pay the Executive a cash bonus in an amount equal to the aggregate option exercise price attributable to the Executive's then outstanding Company stock options. Such bonus shall be paid in a lump sum within ten (10) business days after the Termination Date.

         7. Limitation on Payments. Notwithstanding anything to the contrary contained herein, in the event it shall be determined that any payment by the Company to or for the benefit of the Executive, whether paid or payable but determined without regard to any additional payments required under this
Section 7 (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any comparable federal, state, or local excise tax (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in such an amount that after the payment of all taxes (including, without limitation, any interest and penalties on such taxes and the Excise Tax) on the payment and on the Gross-Up Payment, the Executive shall retain an amount equal to the Payment minus all applicable taxes on the Payment. The intent of the parties is that the Company shall be solely responsible for, and shall pay, any Excise Tax on the Payment and Gross-Up Payment and any income and employment taxes (including, without limitation, penalties and interest) imposed on any Gross-Up Payment, as well as any loss of tax deduction caused by the Gross-Up Payment. All determinations required to be made under this Section, including without limitation, whether and when a Gross-Up Payment is required in the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, shall be made by a nationally recognized accounting firm that is the Company's outside auditor at the time of such determinations, which firm must be reasonably acceptable to the Executive (the "Accounting Firm"). All fees and expenses of the Accounting Firm shall be borne solely by the Company.

         8. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

                 (a) Cause. "Cause" shall mean (i) a willful act of personal dishonesty knowingly taken by the Executive in connection with his responsibilities as an employee and intended to result in his substantial personal enrichment, (ii) a willful and knowing act by the Executive which constitutes gross misconduct, or any refusal by the Executive to comply with a reasonable directive of the Board, (iii) a willful breach by the Executive of a material provision of this Agreement, or (iv) a material and willful violation of a federal or state law or regulation applicable to the business of the Company. No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest. Termination for Cause shall not be deemed to have occurred unless, by the affirmative vote of all of the members of the Board (excluding the Executive, if applicable), at a meeting called and held for that purpose (after reasonable notice to the Executive and his counsel after allowing the Executive and his counsel to be heard before the Board, a resolution is adopted finding that in the good faith opinion of such Board members the Executive was guilty of conduct set forth in
(i), (ii), (iii), or (iv) and specifying the particulars thereof.





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                 (b)      Company Event.  "Company Event" shall mean the
occurrence of any of the following events:

                          (i)     Any "person" or "group" (as such term is used
in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company's then outstanding voting securities; or

                          (ii)    A change in the composition of the Board of
the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                          (iii)   The stockholders of the Company approve a
merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets (other than to a subsidiary or subsidiaries); or

                          (iv)    James A. McIntyre, while serving as Chairman
of the Board, has a conservator of his person appointed or dies.

                 (c) Disability. "Disability" shall mean that the Executive has been or will be unable to perform his duties under this Agreement for a period of six or more months due to illness, accident or other physical or mental incapacity.

                 (d) Employment Term. "Employment Term" shall mean the period beginning on the Effective Date and ending (i) on the third anniversary of the Effective Date in the event the Company or the Executive, before the second anniversary of the Effective Date, gives advance written notice of termination of the Employment Term to the other in accordance with Section 10(a), or (ii) in the absence of such notice of termination, on the sixth anniversary of the Effective Date.

                 (e) Involuntary Termination. "Involuntary Termination" shall mean:

                          (i)     the continued assignment to Executive of any
duties or the continued significant change in the Executive's duties, either of which is substantially inconsistent with the Executive's duties immediately prior to such assignment or change for a period of 30 days after notice





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thereof from Executive to the Chief Executive Officer of the Company or the
Board setting forth in reasonable detail the respects in which Executive believes such assignments or duties are significantly inconsistent with the Executive's prior duties;

                          (ii)    a reduction in Executive's Base Compensation,
other than any such reduction which is part of, and generally consistent with, a general reduction of officer salaries, except that in no event shall the Executive's Base Compensation be reduced below the rate set forth in Section 4(a) above as of the Effective Date;

                          (iii)   a material reduction by the Company in the
kind or level of employee benefits (other than salary and bonus) to which Executive is entitled immediately prior to such reduction with the result that Executive's overall benefits package (other than salary and bonus) is substantially reduced (other than any such reduction applicable to officers of the Company generally);

                          (iv)    the relocation of Executive's principal place
for the rendering of the services to be provided by him hereunder to a location more than fifty (50) miles from the present location of the principal executive office of the Company;

                          (v)     any purported termination of the Executive's
employment by the Company other than for Cause;

                          (vi)    the failure of the Company to obtain the
assumption of this Agreement by any successors contemplated in Section 9 below;
or

                          (vii)   any material breach by the Company of any
material provision of this Agreement which continues uncured for 30 days following notice thereof; provided that none of the foregoing shall constitute Involuntary Termination to the extent Executive has agreed thereto.

                 (f) Termination Date. "Termination Date" shall mean (i) if the Executive's employment is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such thirty (30) day period),
(ii) if the Executive's employment is terminated by the Company for any other reason, the date on which a notice of termination is given, or (iii) if the Agreement is terminated by the Executive, the date on which the Executive delivers the notice of termination to the Company.

         9.      Successors.

                 (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business





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and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

                 (b) Executive's Successors. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representa tives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         10.     Notice.

                 (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

                 (b) Notice of Termination. Any termination by the Company for Cause or by the Executive as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 10 of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Executive to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

         11. Arbitration. At the option of either party, any and all disputes or controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association.

                 The arbitrator shall be selected as follows: In the event the Company and the Executive agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and the Executive do not so agree, the Company and the Executive shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

                 Arbitration shall take place in Los Angeles, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the Company or the Executive and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such





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information shall become generally known.  The arbitrator, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs, provided that punitive damages shall not be awarded. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                 Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

         12.     Miscellaneous Provisions.

                 (a) No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Executive may receive from any other source.

                 (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                 (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

                 (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

                 (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                 (f) No Assignment of Benefits. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

                 (g) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

                 (h) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company





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or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Executive.

                 (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                 IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY                                 FREMONT GENERAL CORPORATION


                                        /s/ James A. McIntyre
                                        ---------------------------------------
                                        By:  James A. McIntyre
                                        Title:  Chairman of the Board and Chief
                                                Executive Officer



EXECUTIVE                               LOUIS J. RAMPINO

                                        /s/ Louis J. Rampino
                                        ---------------------------------------





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